Exhibit 99.1

Horizon Technology Finance Provides Second Quarter 2019 Portfolio Update

-      Originates $55.1 Million of New Loans      -

-      Fifth Consecutive Quarter of Portfolio Growth      -

Farmington, Connecticut – July 10, 2019 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“Horizon”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries, today provided its portfolio update for the second quarter ended June 30, 2019.

“We had another active and successful quarter at Horizon, driven by the ongoing strength and demand for our venture debt loans and the overall venture debt loan market,” said Gerald A. Michaud, President of Horizon. “During the quarter, we originated over $55 million of loans to new and existing portfolio companies, allowing us to grow our portfolio for the fifth consecutive quarter. In addition, six of our portfolio companies fully prepaid their loans, providing us with strong returns and further confirmation of the continued effectiveness of our predictive pricing strategy. We continue to remain well positioned to deliver additional long-term value for our shareholders.”

Originations

Horizon funded eight loans during the second quarter of 2019 totaling $55.1 million:

•	$15.0 million to a new portfolio company, Encore Dermatology, Inc., a fully integrated specialty dermatology company committed to delivering innovative prescription therapies and medical devices to dermatologists while focusing on customer service and improving the quality of life of patients.
•	$12.5 million to an existing portfolio company, Bridge2 Solutions, LLC, a SaaS platform technology company providing innovative solutions to drive engagement and loyalty between brands and their consumers.
•	$8.0 million to a new portfolio company, OutboundEngine, Inc., a leading provider of B2B marketing automation software that empowers small business owners with actionable marketing campaigns.
•	$6.0 million to an existing portfolio company, CSA Medical, Inc., a developer of novel, patent-protected cryotherapy medical devices.
•	$5.0 million to an existing portfolio company, Catasys, Inc., a leading AI and technology-enabled healthcare company.
•	$5.0 million to a new portfolio company, a SaaS marketing data and CRM platform specialized for the hospitality industry.
•	$3.0 million to a new portfolio company, Meditrina, Inc., an FDA cleared medical device company focused on developing fully disposable endoscopes and an office-based platform that can address multiple procedures for gynecologists.
•	$0.6 million to an existing portfolio company, Audacy Corporation, a space communications service provider focused on delivering continuous connectivity and space data in real time.

Liquidity Events

Horizon experienced liquidity events from eight portfolio companies in the second quarter of 2019, which encompassed outstanding principal prepayments of $31.5 million, compared to $13.2 million during the first quarter of 2019:

•	In April, Powerhouse Dynamics, Inc. (“Powerhouse”) prepaid its outstanding principal balance of $0.4 million on its venture loan, plus interest, end-of-term payment and prepayment fee. Powerhouse also completed a sale transaction from which Horizon received proceeds of approximately $0.1 million in connection with the termination of Horizon's warrants in Powerhouse.
•	In May, Aerin Medical, Inc. (“Aerin”) prepaid its outstanding principal balance of $10.0 million on its venture loan, plus interest, end-of-term payment and prepayment fee. Horizon continues to hold warrants in Aerin.
•	In May, with the proceeds of a new loan from Horizon, Bridge2 Solutions, LLC (“Bridge2”) prepaid its previously outstanding principal balance of $10.0 million on its venture loan, plus interest and end-of-term payment. Horizon continues to hold warrants in Bridge2.
•	In May, Zinio Holdings, LLC (“Zinio”) prepaid its outstanding principal balance of $2.4 million on its venture loan, plus interest, end-of-term payment and prepayment fee. Horizon also received a $0.2 million success fee from Zinio.
•	In June, Education Elements, Inc. (“Education Elements”) prepaid its outstanding principal balance of $0.2 million on its venture loan, plus interest, end-of-term payment and prepayment fee. Horizon continues to hold warrants in Education Elements.
•	In June, Jump Ramp Games, Inc. prepaid its outstanding principal balance of $4.0 million on its venture loan, plus interest and end-of-term payment.
•	In June, Kixeye, Inc. (“Kixeye”) prepaid its outstanding principal balance of $4.5 million on its venture loan, plus interest, end-of-term payment and prepayment fee. In connection with the prepayment of the venture loan, Horizon received a warrant in Global Worldwide LLC, a successor to Kixeye.
•	In June, TruSignal, Inc. (“TruSignal”) closed a sale transaction from which Horizon received proceeds of approximately $0.1 million in connection with the sale of Horizon’s equity investment in TruSignal.

Subsequent Event

Subsequent to the second quarter, Horizon funded a $5.0 million loan to a new portfolio company, LogicBio Therapeutics, Inc., a genome editing company focused on developing medicines to durably treat rare diseases.

Joint Venture Activity

During the second quarter of 2019, Horizon transferred portions of two of its portfolio investments, totaling $10.0 million, to Horizon Secured Loan Fund I LLC, its joint venture with Arena Investors LP, as follows:

•	$5.0 million of venture loans to Mustang Bio, Inc., a clinical-stage biopharmaceutical company focused on translating today’s medical breakthroughs in cell and gene therapies into potential cures for hematologic cancers, solid tumors and rare genetic diseases.
•	$5.0 million of venture loans to Encore Dermatology, Inc., a fully integrated specialty dermatology company committed to delivering innovative prescription therapies and medical devices to dermatologists while focusing on customer service and improving the quality of life of patients.

Principal Payments Received

During the second quarter of 2019, Horizon received regularly scheduled principal payments on investments totaling $5.1 million, compared to regularly scheduled principal payments totaling $4.5 million during the first quarter of 2019.

Commitments

During the second quarter ended June 30, 2019, Horizon closed new loan commitments totaling $78.6 million to seven companies, compared to new loan commitments of $72.2 million to six companies in the first quarter of 2019.

Pipeline

As of June 30, 2019, Horizon’s unfunded loan approvals and commitments (“Committed Backlog”), all priced at floating interest rates, were $58.0 million to ten companies. This compares to a Committed Backlog of $59.5 million to eight companies as of March 31, 2019. While Horizon’s portfolio companies have discretion whether to draw down such commitments, the right of a portfolio company to draw down its commitment is often subject to achievement of specific milestones and other conditions to borrowing.

Capital Markets Activity, Warrant and Equity Portfolio

As of June 30, 2019, Horizon held a portfolio of warrant and equity positions in 74 portfolio companies, including 62 private companies, which provides the potential for future additional returns to Horizon’s shareholders.

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN) is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries. The investment objective of Horizon is to maximize its investment portfolio's return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Headquartered in Farmington, Connecticut, Horizon also has regional offices in Pleasanton, California, Reston, Virginia and Boston, Massachusetts. To learn more, please visit www.horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Horizon’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(860) 284-6450

Media Relations:

ICR

Brian Ruby

brian.ruby@icrinc.com

(203) 682-8268